                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           MOBILITY ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                       86-0843914
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

7955 EAST REDFIELD ROAD
SCOTTSDALE, ARIZONA                                       85260
(Address of principal executive offices)                (Zip Code)

           Securities to be registered pursuant to Section 12(b)of the Act:

           Title of each class                 Name of each exchange on which
           to be so registered                 each class is to be registered

                  NONE                                     NONE

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

         Securities Act registration statement file number to which this form relates: 333-30264

               Securities to be registered pursuant to Section 12(g)of the Act:

                    COMMON STOCK, PAR VALUE $0.01 PER SHARE

                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered

         The class of securities to be registered hereby is Common Stock, par value $0.01 per share (the "Common Stock"), of Mobility Electronics, Inc., a Delaware corporation (the "Company"). For descriptions of the Common Stock, the other capital stock of the Company and certain anti-takeover provisions included in the charter of the Company, see the information set forth under the caption "Description of Capital Stock" in (i) the prospectus subject to completion included in the Registration Statement No. 333-30264 on Form S-1 (the "Registration Statement") of the Company, originally filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on February 11, 2000, and (ii) the related final form of prospectus to be filed with the Commission under Rule 424(b) of the Securities Act, which descriptions are incorporated herein by reference. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that another document incorporated herein by reference modifies or supersedes such previous statement.

Item 2.  Exhibits

         The following exhibits are filed as part of this Registration Statement on Form 8-A:

    EXHIBIT NUMBER                             Description
-----------------------     ---------------------------------------------------
          3.1            -- Certificate of Incorporation of the Company.(1)
          3.2            -- Articles of Amendment to the Certificate of Incorporation
                            of the Company dated as of June 17, 1997.(3)
          3.3            -- Articles of Amendment to the Certificate of Incorporation
                            of the Company dated as of September 10, 1997.(1)
          3.4            -- Articles of Amendment to the Certificate of Incorporation
                            of the Company dated as of July 20, 1998.(1)
          3.5            -- Articles of Amendment to the Certificate of Incorporation
                            of the Company dated as of February 3, 2000.(1)
          3.6            -- Certificate of Designations, Preferences, Rights and
                            Limitations of Series C Preferred Stock.(1)
          3.7            -- Amended Bylaws of the Company.(1)
          3.8            -- Certificate of the Designations, Preferences, Rights and
                            Limitations of Series D Preferred Stock.(2)
          3.9            -- Articles of Amendment to the Certificate of Incorporation
                            of the Company dated as of March 31, 2000.(3)
          4.1            -- Specimen of Common Stock Certificate.(4)
          4.2            -- Form of 12% Convertible Debenture of the Company.(1)
          4.3            -- Registration Rights Agreement by and between the Company and Miram International, Inc. dated July 29, 1997.(1)
          4.4            -- Form of Unit Purchase Agreement used in 1998 Private
                            Placements for the Purchase of Up To 900 Units, Each
                            Consisting of 1,000 shares of the Company's common
                            stock.(1)
          4.5            -- Form of Unit Purchase Agreement used in 1997 Private
                            Placements for the Purchase of Up To 875 Units, Each
                            Consisting of 2,000 shares of the Company's common stock
                            and warrants to purchase 500 shares of the Company's
                            Common Stock.(1)
          4.6            -- Form of Warrant to Purchase Shares of common stock of the
                            Company used with the 13% Bridge Notes and Series C
                            Preferred Stock Private Placements.(3)
          4.7            -- Form of 13% Bridge Promissory Note and Warrant Purchase
                            Agreement used in March 1999 Private Placement.(1)
          4.8            -- Form of 13% Bridge Promissory Note and Warrant Purchase
                            Agreement used in July 1999 Private Placement.(1)
          4.9            -- Form of 13% Bridge Note issued in July 1999 Private
                            Placement.(1)
          4.10           -- 13% Bridge Note Conversion Notice expired June 30,
                            1999.(1)
          4.11           -- Form of Series C Preferred Stock Purchase Agreement used in 1998 and 1999 Private Placements.(1)
          4.12           -- Form of Series C Preferred Stock and Warrant Purchase
                            Agreement used in 1999 and 2000 Private Placements.(1)
          4.13           -- Series C Preferred Stock Purchase Agreement executed May
                            3, 1999, between the Company, Philips Semiconductors
                            VLSI, Inc. (f/k/a VLSI Technology, Inc.) and Seligman
                            Communications and Information Fund, Inc.(1)
          4.14           -- Amended and Restated Stock Purchase Warrant issued by the
                            Company to Finova Capital Corporation (f/k/a Sirrom
                            Capital Corporation) dated as of March 25, 1998.(1)
          4.15           -- Stock Purchase Warrant issued by the Company to Finova
                            Capital Corporation (f/k/a Sirrom Capital Corporation)
                            dated as of March 25, 1998.(1)
          4.16           -- Series C Preferred Stock and Warrant Purchase Agreement
                            dated October 29, 1999, between the Company and Seligman
                            Communications and Information Fund, Inc.(1)
          4.17           -- Contribution and Indemnification Agreement by and among
                            Janice L. Breeze, Jeffrey S. Doss, Charles R. Mollo,
                            Cameron Wilson, the Company and certain Stockholders of
                            the Company dated April 20, 1998.(1)
          4.18           -- Form of Warrant to Purchase common stock of the Company issued to certain holders in connection with that certain
                            Contribution and Indemnification Agreement by and among
                            Janice L. Breeze, Jeffrey S. Doss, Charles S. Mollo,
                            Cameron Wilson, the Company and certain Stockholders of
                            the Company dated April 20, 1998.(1)
          4.19           -- Form of Warrant to Purchase common stock of the Company issued to certain holders in connection with that certain
                            Contribution and Indemnification Agreement by and among
                            Janice L. Breeze, Jeffrey S. Doss, Charles S. Mollo,
                            Cameron Wilson, the Company and certain Stockholders of
                            the Company dated November 2, 1999.(2)
          4.20           -- Form of Warrant to Purchase Common Stock of the Company
                            issued in the 1997 Private Placement.(2)
          4.21           -- Form of 13% Bridge Note issued in March 1999 Private
                            Placement.(2)
          4.23           -- Investor Rights Agreement dated October 29, 1999 by and between the Company and Seligman Communications and
                            Information Fund, Inc. entered into in connection with
                            the Series C Preferred Stock and Warrant Purchase
                            Agreement dated October 29, 1999.(2)
          4.24           -- Form of Warrant to Purchase Shares of Common Stock issued in connection with the Loan Extension Agreement dated
                            February 29, 2000.(2)
          4.25           -- Investors' Rights Agreement executed May 3, 1999 between the Company, Philips Semiconductors VLSI, Inc. (f/k/a
                            VLSI Technology, Inc.) and Seligman Communications and
                            Information Fund, Inc.(3)
          4.26           -- Registration Rights granted by the Company to Cybex
                            Computer Products Corporation in connection with the
                            Strategic Partner Agreement dated March 6, 2000.(3)
          4.27           -- 13% Bridge Note Conversion Notice used in July 1999
                            Private Placement.(5)

-----------------

(1) Previously filed as an exhibit to Registration Statement No. 333-30264 dated February 11, 2000.

(2) Previously filed as an exhibit to Amendment No. 1 to Registration Statement No. 333-30264 dated March 28, 2000.

(3) Previously filed as an exhibit to Amendment No. 2 to Registration Statement No. 333-30264 dated May 4, 2000.

(4) Previously filed as an exhibit to Amendment No. 3 to Registration Statement No. 333-30264 dated May 18, 2000.

(5) Previously filed as an exhibit to Amendment No. 4 to Registration Statement No. 333-30264 dated May 26, 2000.

                                   SIGNATURES


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    MOBILITY ELECTRONICS, INC.



                                    By: /s/ RICHARD W. WINTERICH
                                       ------------------------------------
                                             Richard W. Winterich
                                             Chief Financial Officer


Date: June 27, 2000